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FOR:              ENCORE MEDICAL CORPORATION
CONTACT:          NICK CINDRICH/CRAIG SMITH
                  (512) 832-9500

FOR:              KCSA, INVESTOR RELATIONS
CONTACT:          JOSEPH A. MANSI/PAUL HOLM
                  (212) 682-6300, EXT. 205/201


  ENCORE(R) MEDICAL CORPORATION ANNOUNCES TENDER FOR $7.00 WARRANTS AND RIGHTS
                      TO ACQUIRE $7.00 WARRANTS SUCCESSFUL

Austin, Texas, December 31, 1998 - Encore Medical Corporation (NASDAQ: ENMC) announced today that its previously announced Tender Offer for any and all outstanding $7.00 Warrants and Rights to acquire $7.00 Warrants expired at 12:00 Midnight, Austin, Texas time, on December 30, 1998, and was successful.

Approximately 614,876 $7.00 Warrants and 341,515 Rights to acquire $7.00 Warrants were tendered and accepted for payment by Encore. Payment for $7.00 Warrants and Rights to acquire $7.00 Warrants accepted for payment by Encore will be delivered promptly to tendering holders.

Questions concerning the receipt of payment may be directed to Harry Zimmerman, Vice President - Legal Affairs, Encore Medical Corporation, 9800 Metric Boulevard, Austin, Texas 78758, (512) 832-9500.

Encore Medical Corporation designs, manufactures, markets and sells orthopedic total joint, spinal and trauma implants around the world. Over the past five years, sales have increased at a compounded annual sales growth rate of over 56 percent.

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Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, the impacts of competitive products and pricing, and other risks and uncertainties set forth in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.





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